Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

I, Robert Reffkin, Chief Executive Officer of Compass, Inc. (the “Company”), certify pursuant to 18 U.S.C. Section 1350 that, to my knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2022

/s/ Robert Reffkin
Robert Reffkin
Chief Executive Officer